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                                                                      EXHIBIT 11

                            GATEWAY BANCSHARES, INC.
           CONSOLIDATED STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
                                   (unaudited)


The following tabulation presents the calculation of basic and diluted earnings per common share for the three- and six-month periods ended June 30, 2000 and 1999.


                                                             Three Months Ended               Six Months Ended
                                                         --------------------------      --------------------------
                                                          June 30,        June 30,        June 30,        June 30,
                                                            2000            1999            2000            1999
                                                         ----------      ----------      ----------      ----------

Basic net income                                         $  224,014      $   47,317      $  385,701      $  107,438
                                                         ==========      ==========      ==========      ==========

Basic earnings on common shares                          $  224,014      $   47,317      $  385,701      $  107,438
                                                         ==========      ==========      ==========      ==========

Weighted average common shares outstanding, basic           679,048         679,048         679,048         679,048
                                                         ==========      ==========      ==========      ==========

Basic earnings per common share                          $     0.33      $     0.07      $     0.57      $     0.16
                                                         ==========      ==========      ==========      ==========

Basic net income per common share                        $     0.33      $     0.07      $     0.57      $     0.16
                                                         ==========      ==========      ==========      ==========

Diluted net income                                       $  224,014      $   47,317      $  385,701      $  107,438
                                                         ==========      ==========      ==========      ==========

Diluted earnings on common shares                        $  224,014      $   47,317      $  385,701      $  107,438
                                                         ==========      ==========      ==========      ==========

Weighted average common shares outstanding, diluted         680,466         679,212         680,595         679,212
                                                         ==========      ==========      ==========      ==========

Diluted earnings per common share                        $     0.33      $     0.07      $     0.57      $     0.16
                                                         ==========      ==========      ==========      ==========

Diluted net income per common share                      $     0.33      $     0.07      $     0.57      $     0.16
                                                         ==========      ==========      ==========      ==========


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